Date and Time: February 17, 2015 09:30 AM Pacific Time

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: February 11, 2015 09:41 AM Pacific Time

  Incorporation Number: C0908409

Recognition Date and Time: Continued into British Columbia on April 15, 2011 04:35 PM Pacific Time

NOTICE OF ARTICLES
Name of Company: VGRAB COMMUNICATIONS INC.

REGISTERED OFFICE INFORMATION
Mailing Address: SUITE 704 - 595 HOWE STREET PO BOX 35 VANCOUVER BC V6C 2T5 CANADA	Delivery Address: SUITE 704 - 595 HOWE STREET VANCOUVER BC V6C 2T5 CANADA

RECORDS OFFICE INFORMATION
Mailing Address: SUITE 704 - 595 HOWE STREET PO BOX 35 VANCOUVER BC V6C 2T5 CANADA	Delivery Address: SUITE 704 - 595 HOWE STREET VANCOUVER BC V6C 2T5 CANADA

DIRECTOR INFORMATION
Last Name, First Name, Middle Name: DA SILVA, NELSON
Mailing Address: 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	Delivery Address: 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA
Last Name, First Name, Middle Name: DIAKOW, GERALD
Mailing Address: SUITE 704 - 595 HOWE STREET PO BOX 35 VANCOUVER BC V6C 2T5 CANADA	Delivery Address: SUITE 704 - 595 HOWE STREET VANCOUVER BC V6C 2T5 CANADA

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached